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                                                                  EXHIBIT 10.19

                                                          LOAN NO. 050-10756-001

                                    GUARANTY

         THIS GUARANTY ("Guaranty") is made as of December 20, 2002, by ADMINISTAFF, INC., a Delaware corporation (hereinafter "Guarantor") in favor of GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION, a Delaware corporation (hereinafter "GE CAPITAL").

                                    RECITALS:

         A. GE CAPITAL has agreed to lend to ADMINISTAFF SERVICES, LP, a Delaware limited partnership ("Borrower"), the sum of THIRTY-SIX MILLION AND NO/100 DOLLARS ($36,000,000.00) (the "Loan") in accordance with the terms and provisions of a promissory note of even date herewith (the "Note"), to be secured by a mortgage or deed of trust (the "Deed of Trust") and other security documents of even date herewith (the Note, the Deed of Trust and all other documents executed by Borrower in connection with the Loan including, without limitation, a certain Certificate and Indemnity Agreement Regarding Hazardous Substances, are collectively called the "Loan Documents").

         B. As a condition precedent to making the Loan, GE CAPITAL requires that Borrower obtain the execution of this Guaranty by Guarantor and GE CAPITAL will be relying on the terms of this Guaranty in making the Loan.

         C. The making of the Loan by GE CAPITAL to Borrower is of value to Guarantor, is reasonably expected to benefit Guarantor, directly or indirectly, and is in furtherance of Guarantor's personal and business interests.

         In consideration of GE CAPITAL making the Loan, and as an inducement to GE CAPITAL to do so, Guarantor hereby agrees, warrants and covenants as follows:

         1. Guarantor hereby unconditionally, irrevocably and absolutely guarantees without demand by GE CAPITAL the full and complete performance of all of Borrower's obligations under the Loan Documents and the full and prompt payment when due, whether by acceleration or otherwise, of (a) the entire amount of principal and accrued interest under the Note, and (b) all other indebtedness, obligations and liabilities of Borrower under the Loan Documents, including, without limitation, all costs of collection, reasonable attorneys' fees, and all court costs, and other advances and extensions thereunder whether such indebtedness, obligations or liabilities have been incurred prior to the date of this Guaranty or are incurred from time to time hereafter and all without set-off, counterclaim, recoupment, or deduction of any amounts owing or alleged to be owing by GE CAPITAL to Borrower, and (c) the full and complete performance of all of Borrower's obligations under the Loan Documents. It is expressly understood that this Guaranty covers, without limitation, (y) any and all amendments, extensions, modifications, rearrangements and renewals of the Loan or any of the Loan Documents; and (z) all interest, default interest and other amounts that would have accrued under the Loan Documents but for the commencement of a case under the Federal Bankruptcy Code or any other similar federal or

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state law. Without limiting the foregoing, Guarantor specifically guarantees payment of any judgment entered against Borrower and any damages that may be awarded in any action brought against Borrower by GE CAPITAL arising out of or relating to the Loan or any Loan Document. All of the indebtedness, obligations and liabilities described in this paragraph are referred to herein as the "Guaranteed Obligations." This Guaranty is a guaranty of payment and not merely of collection, and Guarantor hereby waive all rights which Guarantor may have, if any, to require that any action be brought against Borrower (or any other person or entity) or to require that resort be first made against any security provided under the Loan Documents prior to demanding and/or enforcing payment or performance under this Guaranty.

         2. This Guaranty shall take effect when received by GE CAPITAL without the necessity of any acceptance by GE CAPITAL or of any notice to Guarantor or to Borrower, shall be continuing and irrevocable, and shall remain in full force and effect until the Guaranteed Obligations are fully and finally paid. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Guaranteed Obligations and thereafter GE CAPITAL is forced to remit, rescind or restore the amount of that payment under any federal or state bankruptcy law or law for the relief of debtors, or for any other reason, (a) the amount of such payment shall be considered to have been unpaid at all times for the purposes of enforcement of this Guaranty, (b) the obligations of Borrower guarantied herein shall be automatically reinstated to the extent of such payment, and (c) Guarantor will, on demand, indemnify GE CAPITAL for and hold GE CAPITAL harmless from all losses and all reasonable costs and expenses, including legal fees, incurred by GE CAPITAL in connection with such remission, rescission or restoration. In the event this Guaranty is preceded or followed by any other agreement of suretyship or guaranty by Guarantor or others, all shall be deemed to be cumulative, and the obligations of Guarantor under this Guaranty shall be in addition to those stated in any other suretyship or guaranty agreement.

         3. The obligations of Guarantor under this Guaranty are separate and independent of the obligations of Borrower. This Guaranty shall be fully enforceable against Guarantor notwithstanding any determination that the Loan Documents, or any part thereof, are not enforceable against Borrower for any reason. Guarantor expressly agrees that a separate action may be brought against Guarantor whether or not Borrower is joined in such action.

         4. Guarantor represents, warrants, and covenants to GE CAPITAL as of the date hereof that (a) the financial statements of Guarantor heretofore delivered to GE CAPITAL fairly present, in all material respects, the financial condition, results of operations and cash flow of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the date of the most recent of such financial statements (such date being September 30, 2002); (b) Guarantor has derived or expects to derive financial and other advantages and benefits, directly or indirectly, from the making of this Guaranty and the Guaranteed Obligations; (c) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (d) this Guaranty is executed at Borrower's request and not at the request of GE CAPITAL; (e) GE CAPITAL has made no representation to Guarantor as to the creditworthiness of Borrower; (f) Guarantor has established adequate means of obtaining from Borrower on a continuing-basis information regarding Borrower's financial condition; (g) Guarantor will keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor's risks under this

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Guaranty; (h) GE CAPITAL shall have no obligation to disclose to Guarantor any information or documents (financial or otherwise) heretofore or hereafter acquired by GE CAPITAL in the course of its relationship with Borrower; and (i) Guarantor will not, without the prior written consent of GE CAPITAL, either (i) sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets if any such action might reasonably be expected to impair the ability of Guarantor to perform its obligations under this Guaranty, or (ii) take any other action which might reasonably be expected to impair the ability of Guarantor to perform its obligations under this Guaranty .

         5. Guarantor hereby consents to all terms and conditions of agreements heretofore or hereafter made between GE CAPITAL and Borrower (including without limitation the Note and other Loan Documents) and further agrees that GE CAPITAL may without further consent or disclosure and without affecting or releasing the obligations of Guarantor hereunder: (a) surrender, exchange, release, assign, or sell any collateral or waive, release, assign, sell, or subordinate any security interest, in whole or in part; (b) waive, delay the exercise of, release, compromise, or grant indulgences in respect of any rights or remedies of GE CAPITAL against Borrower or any surety or guarantor (including, without limitation, rights or remedies of GE CAPITAL against Guarantor under this Guaranty); (c) waive or delay the exercise of any rights or remedies of GE CAPITAL in respect of any collateral or security, interest now or hereafter held; (d) renew, extend, waive, extend, accelerate, or modify the terms of any Guaranteed Obligation or the obligations of any surety or guarantor, including, without limitation, changes to the rate of interest, or any instrument or agreement (including, without limitation, the Loan Documents) evidencing or relating to the same; (e) realize on any security interest, judicially or non judicially, with or without preservation of a deficiency judgment; (f) apply payments received from Borrower or any surety or guarantor (including Guarantor) or from any collateral to any indebtedness, liability, or obligations of Borrower or such sureties or guarantors whether or not a Guaranteed Obligation hereunder; or (g) adjust, compromise or receive less than the amount due upon any collateral or the Guaranteed Obligations, and enter into any accord and satisfaction or novation agreement with respect to the same as GE CAPITAL shall deem advisable.

         6. Guarantor waives notice of (a) GE CAPITAL's acceptance of this Guaranty or its intention to act or its actions in reliance on this Guaranty;
(b) the present existence or future incurring of any Guaranteed Obligations or any terms or amounts thereof or any change therein; (c) any default by Borrower or any surety or guarantor; (d) the obtaining of any guaranty or surety agreement (in addition to this Guaranty); (e) the obtaining of any pledge, assignment or other security for any Guaranteed obligations; (f) the release of Borrower or any surety or guarantor; (g) the release of any collateral; (h) any change in Guarantor's business or financial condition; (i) any renewal, extension or modification of the term of any Guaranteed Obligation or of the obligations or liabilities of any surety or guarantor or of any instruments or agreements evidencing the same; (j) any acts or omissions of GE CAPITAL consented to in Section 5 of this Guaranty; and (k) any other demands or notices whatsoever with respect to the Guaranteed Obligations or this Guaranty. Guarantor further waives notice of presentment, demand, protest, notice of nonpayment, notice of intent to accelerate, and notice of protest in relation to any instrument or agreement evidencing any Guaranteed Obligation.

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         7.       To the extent permitted by applicable law, Guarantor expressly waives any and all rights to defenses arising by reason of (a) any "one-action" or "anti-deficiency" law or any other law which may prevent GE CAPITAL from bringing any action, including a claim for deficiency against Guarantor, before or after GE CAPITAL's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by GE CAPITAL which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, including without limitation any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Guaranteed Obligations; (c) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower's liability from any cause whatsoever, other than full and final payment in legal tender of the Guaranteed Obligations; or (d) any right to claim discharge of the Guaranteed Obligations on the basis of unjustified impairment of any collateral for the Guaranteed Obligations. Guarantor further waives (a) to the extent permitted by law, the defense of any statute of limitations in any action to enforce this Guaranty and agrees that any part payment by Borrower or other circumstance which operates to toll any statute of limitations as to Borrower shall toll the statute of limitations as to Guarantor, (b) any right to cause a marshalling of Borrower's assets, (c) all exemptions and homestead laws, and (d) all rights of set-off and counterclaims. Guarantor agrees that GE CAPITAL may proceed against any collateral securing the Guaranteed Obligations by way of either judicial or nonjudicial foreclosure. Guarantor understands that a nonjudicial foreclosure of any deed of trust securing the Guaranteed Obligations could impair or eliminate any subrogation or reimbursement rights Guarantor may have against Borrower, nevertheless Guarantor hereby waives and relinquishes any defense based upon the loss of any such reimbursement or subrogation rights or any other defense which may otherwise arise therefrom and any defense that may arise out of election of remedies, discharge or satisfaction of the Guaranteed Obligations. In the event any such deed of trust is foreclosed, judicially or non judicially, Guarantor's liability under this Guaranty shall be that portion of the Guaranteed Obligations representing a deficiency resulting from a judicial or nonjudicial sale, i.e., the difference between the amount due and owing on the Guaranteed Obligations on the day of the foreclosure sale
(including without limitation principal, accrued interest, reasonable attorneys' fees, late payments, if any, and costs of foreclosure) and the amount of the successful bid at any such judicial or nonjudicial foreclosure sale. Guarantor hereby waives the right to object to the amount which may be bid by GE CAPITAL at such foreclosure sale.

         8. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall not be released or impaired in any manner whatsoever, without the written consent of GE CAPITAL, on account of any or all of the following: (a) any act or omission of GE CAPITAL consented to in Section 5 of this Guaranty; (b) the failure to receive any notice, demand, presentment or protest waived in Sections 4 and 6 of this Guaranty; (c) the occurrence of any event as to which Guarantor has provided its waiver under Section 7 of this Guaranty; (d) any failure by Borrower or any other guarantor or surety to perform or comply with the Guaranteed Obligations or the terms of any instrument or agreement relating thereto; (e) any change in the name, purpose, capital stock or constitution of Borrower or any other guarantor or surety; (f) any irregularity, defect or unauthorized action by GE CAPITAL, Borrower or any other guarantor or surety or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Guaranteed Obligations or in

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carrying out or attempting to carry out the terms of any such agreements; (g)
any receivership, insolvency, bankruptcy, reorganization or similar proceeding by or against Borrower, GE CAPITAL, Guarantor or any other surety or guarantor;
(h) any setoff, counterclaim, recoupment, deduction, defense or other right which Guarantor may have against GE CAPITAL, Borrower or any other person for any reason whatsoever whether related to the Guaranteed Obligations or otherwise; (i) any assignment, endorsement or transfer, in whole or in part, of the Guaranteed Obligations, whether made with or without notice to or the consent of Guarantor; (j) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any guarantor; (k) the acceptance of additional or substitute property as security for or any additional guaranty as surety for any Guaranteed Obligation; (1) the operation of law or any other cause, whether similar or dissimilar to the foregoing; (m) the failure by GE CAPITAL to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Borrower or any other person or entity (including, without limitation, any guarantor); (n) if the recovery from Borrower or any other person or entity (including, without limitation, any other guarantor) becomes barred by any statute of limitations or is otherwise prevented; (o) any impairment, modification, change, release or limitation of liability of, or stay of actions of lien enforcement proceedings against Borrower, Borrower's property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code or any other similar federal or state statute, or from the decision of any court; or (p) any neglect, delay, omission, failure or refusal of GE CAPITAL to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any lien or right of security (including perfection thereof) existing or to exist in connection with, or as security for, any of the Guaranteed Obligations, it being the intention of Guarantor that Guarantor shall remain liable as a principal on the Guaranteed Obligations notwithstanding any act, omission or event which might, but for the provisions of this Guaranty, otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.

         9. Guarantor acknowledges that GE CAPITAL may obtain other guaranties and collateral to secure the repayment of the Guaranteed Obligations. Guarantor represents and warrants to GE CAPITAL, however, that in making this Guaranty it is not relying upon GE CAPITAL's obtaining any guaranty agreements (other than this Guaranty) or any collateral pledged or assigned to secure repayment of the Guaranteed Obligations. Guarantor specifically acknowledges that GE CAPITAL's obtaining any such guaranty agreements or collateral is not a condition to the enforcement of this Guaranty. If GE CAPITAL should simultaneously or hereafter elect to attempt to take additional guaranty agreements or collateral to secure repayment of the Guaranteed Obligations, and, if its efforts to do so should fail in any respect including, without limitation, a determination that the agreement purporting to provide such additional guaranty or security interest is invalid or unenforceable for any reason, this Guaranty shall, nonetheless, remain in full force and effect.

         10. Guarantor hereby irrevocably waives all claims it has or may acquire against Borrower in respect of the Guaranteed Obligations, including rights of exoneration, reimbursement and subrogation until the Guaranteed Obligations are paid in full and fully performed. Guarantor has received no indemnification or other agreement of reimbursement from Borrower in connection with the execution and delivery of this Guaranty.

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         11.      This Guaranty shall inure to the benefit of GE CAPITAL and GE
CAPITAL's successors and assigns and shall be binding upon Guarantor and its legal representatives, administrators, successors and assigns. GE CAPITAL may, without any notice whatsoever to Guarantor, or to anyone else, sell, assign or transfer the Note, with or without any security therefor, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of the Loan and the Note shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as though such parties were herein by name specifically given those rights, powers and benefits.

         12. Guarantor agrees to pay all costs and expenses which may be incurred by GE CAPITAL in the enforcement or interpretation of this Guaranty, including reasonable attorneys' fees (to be determined by the court and not by a jury), and including all costs and reasonable attorneys' fees incurred in any bankruptcy or insolvency proceeding or on appeal to one or more appellate courts.

         13. This Guaranty shall be governed by and construed and enforced under the laws of the State of Texas.

         14. No delay on the part of GE CAPITAL in exercising any right, power or privilege under this Guaranty shall operate as a waiver of any such right, power or privilege, nor shall any exercise or waiver of any privilege or right preclude any other or further exercise of such privilege or right or the exercise of any other right, power or privilege. All of GE CAPITAL's rights and remedies shall be cumulative. In the event GE CAPITAL, in its sole discretion, elects to give notice of any action with respect to the sale of collateral, if any, securing the Guaranteed Obligations or any part thereof, Guarantor agrees that ten (10) days prior written notice shall be deemed reasonable notice of any matters contained in such notice.

         15. Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Guaranteed Obligations. If GE CAPITAL so requests after the occurrence of an Event of Default (as such term is defined in the Deed of Trust), and unless and until such Event of Default is cured to the satisfaction of GE CAPITAL, such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor in trust for GE CAPITAL, and be paid over to GE CAPITAL on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Guarantor shall file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Borrower to Guarantor and will assign to GE CAPITAL all rights of Guarantor thereunder. If Guarantor does not file any such claim, Guarantor hereby appoints and constitutes GE CAPITAL as Guarantor's attorney-in-fact and hereby authorizes GE CAPITAL to do so in the name of Guarantor or, in GE CAPITAL's discretion, to assign the claim and to cause the claim to be filed in the name of GE CAPITAL's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to GE CAPITAL the full amount thereof, and Guarantor hereby assigns to GE CAPITAL, to the full extent necessary for that purpose, all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled. Nothing in this paragraph shall be construed to create a duty in GE CAPITAL to take any action whatsoever to protect any right Guarantor may have as to Borrower.

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         16.      If any provision of this Guaranty or any portion of any
provision of this Guaranty shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Guaranty shall be deemed severable from all other provisions of this Guaranty.

         17. This Guaranty shall be so construed that, wherever applicable, the use of the singular number shall include the plural number, the use of the plural number shall include the singular number, and the use of any gender shall be applicable to all genders, and shall likewise be so construed as applicable to and including a corporation, partnership or other entity. Each married individual who executes this Guaranty intends to bind both his or her separate estate and the community estate of that married individual and his or her spouse. If this Guaranty is executed by more than one person or entity, the obligations of each Guarantor hereunder shall be joint and several and this Guaranty shall apply to each of the individuals or entities comprising Guarantor as if each had executed a separate guaranty.

         18. All agreements between Guarantor and GE CAPITAL, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of the Loan or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to GE CAPITAL under or in connection with the Loan exceed the maximum amount permissible under applicable law. All interest paid or agreed to be paid to GE CAPITAL shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal balance of the Loan so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. GE CAPITAL expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. This paragraph shall control all agreements between Guarantor and GE CAPITAL.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date written above.

                                  GUARANTOR:

                                  ADMINISTAFF, INC.,
                                  a Delaware corporation

                                  By:    /s/ Richard G. Rawson
                                         ---------------------------------------
                                  Print: Richard G. Rawson
                                  Its:   Executive Vice President,
                                         Administration, Chief Financial Officer
                                         & Treasurer

                                  ADDRESS:

                                  19001 Crescent Springs Drive
                                  Kingwood, Texas 77339

                                  Taxpayer ID No.: 76-0479645

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